Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Materials Pursuant to §240.14a-12

Bassett Furniture Industries, Incorporated
(Name of Registrant as Specified In Its Charter)

Costa Brava Partnership III L.P.
Roark, Rearden & Hamot, LLC
Roark, Rearden & Hamot Capital Management, LLC
David S. Brody
Neil Chelo
Eugene I. Davis
Seth W. Hamot
Kent F. Heyman
Peter Hirsch
Andrew R. Siegel

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Costa Brava Partnership III L.P.
c/o Roark, Rearden & Hamot Capital Management, LLC
420 Boylston Street
Boston, Massachusetts 02116

March ___, 2008

To Our Fellow Stockholders:

          Costa Brava Partnership III L.P. is the holder of approximately 5% of the outstanding common stock of Bassett Furniture Industries, Incorporated (“Bassett” or the “Company”). On January 18, 2008, we delivered a letter to Bassett announcing our intent to nominate seven candidates, David S. Brody, Neil Chelo, Eugene I. Davis, Seth W. Hamot, Kent F. Heyman, Peter Hirsch and Andrew R. Siegel (collectively, the “Costa Brava Nominees”), to Bassett’s board of directors for election at Bassett’s 2008 Annual Meeting of Stockholders. We believe that each of the Costa Brava Nominees is highly qualified to serve as a director of the Company and has the business experience and desire to move Bassett forward in the right direction.

          Whether or not you plan to attend the meeting, we urge you to vote for the election of the seven Costa Brava Nominees. You may vote your shares by proxy over the Internet, as described in the Proxy Statement, or you may request a paper copy of the proxy card by mail, and following receipt, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding these methods of voting are contained on the proxy card and in the Proxy Statement.

          We urge you not to sign or return any proxy card sent to you by Bassett. If you have previously signed a proxy card sent to you by Bassett, you can still revoke that proxy simply by voting for the Costa Brava Nominees.

          Remember, if you hold your Bassett shares with a brokerage firm or bank, only they can exercise voting rights with respect to your shares, and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to vote for the election of the candidates nominated by us.

Thank you, Seth W. Hamot President, Roark, Rearden & Hamot, LLC, the general partner of Costa Brava Partnership III L.P.

2008 ANNUAL MEETING OF STOCKHOLDERS
OF
BASSETT FURNITURE INDUSTRIES, INCORPORATED

PROXY STATEMENT
OF
COSTA BRAVA PARTNERSHIP III L.P.
ROARK, REARDEN & HAMOT, LLC
ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC
DAVID S. BRODY
NEIL CHELO
EUGENE I. DAVIS
SETH W. HAMOT
KENT F. HEYMAN
PETER HIRSCH
ANDREW R. SIEGEL

          We are soliciting proxies from the stockholders of Bassett Furniture Industries, Incorporated (“Bassett” or the “Company”) to be used at the Company’s 2008 Annual Meeting of Stockholders, to be held at the Company’s headquarters located at 3525 Fairystone Park Highway, Bassett, Virginia 24055, on Tuesday, April 15, 2008 at 9:00 a.m., local time, including any adjournments, postponements or continuations thereof (the “Annual Meeting “).  We are seeking your support for the following:

1.

To elect the nominees of Costa Brava Partnership III L.P. (“Costa Brava”), David S. Brody, Neil Chelo, Eugene I. Davis, Seth W. Hamot, Kent F. Heyman, Peter Hirsch and Andrew R. Siegel (each a “Costa Brava Nominee” and collectively, the “Costa Brava Nominees”), to the Board of Directors of the Company, to serve until the next annual meeting and until their respective successors have been duly elected and qualified. WE RECOMMEND A VOTE FOR THE COSTA BRAVA NOMINEES.

2.

To authorize the Company, if any of the Costa Brava Nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava Nominees in undertaking this solicitation and related litigation described herein. WE RECOMMEND A VOTE FOR THIS PROPOSAL.

          The Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 10, 2008 (the “Bassett Proxy Statement”) indicated that the following proposals will also be considered at the Annual Meeting:

3.	A proposal to ratify the selection of Ernst & Young LLP as independent public accountants for the fiscal year ending November 29, 2008.

4.	Any and all other matters that may properly come before the meeting or any adjournment thereof.

          We are utilizing the new rule allowing soliciting persons to furnish proxy materials over the Internet. On March ___, 2008, we mailed to Bassett stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

          You may vote by proxy:

•	By Internet—You can vote over the internet at www.proxyvote.com using the control number appearing on the Notice of Internet Availability of Proxy Materials sent to you.

•	By Mail—To receive a paper proxy card, you must request a copy from us. Following receipt, you may sign, date and mail the proxy card to us in the envelope provided.

          THIS SOLICITATION IS BEING MADE BY COSTA BRAVA, ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC AND THE COSTA BRAVA NOMINEES AND NOT ON BEHALF OF BASSETT OR ITS BOARD OF DIRECTORS.

          If you previously submitted a WHITE proxy card or voted for the nominees recommended by Bassett’s existing Board of Directors, you may revoke that proxy card and change your vote.  We strongly urge you to REVOKE any WHITE proxy card you may have returned to Bassett and to vote for the Costa Brava Nominees.

          Any proxy granted pursuant to this solicitation or otherwise may be revoked by the person granting the proxy at any time before it is voted at the Annual Meeting.  Proxies may be revoked by (i) delivering a written notice of revocation bearing a later date than the proxy, (ii) duly executing and delivering a later dated written proxy relating to the same shares, (iii) granting a subsequent proxy electronically until 11:59 pm Eastern Time on the day prior to the date of the Annual Meeting or (iv) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).  To be effective, any written notice of revocation or subsequent proxy should be mailed or delivered to, and received by, InvestorCom, Inc., 51 Locust Avenue, 3rd floor, New Canaan, CT 06840 or Bassett’s corporate secretary before the taking of votes at the Annual Meeting.  If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf. In the event that a stockholder casts more than one proxy vote, electronically or otherwise, the latest vote received will be the vote that will be counted.

          If you have any questions or require any assistance in voting by proxy, please call our proxy solicitor, InvestorCom, Inc., at 866-973-9325 (toll free) or 203-972-9300 (collect).

          As of March ___, 2008, the approximate date on which a Notice of Internet Availability of Proxy Materials is being sent to stockholders of Bassett, the Costa Brava Nominees were the beneficial owners of 605,923 shares of common stock, $5.00 par value per share (the “Common Stock”), of Bassett. This amount represents approximately 5.1% of the outstanding Common Stock as of March 3, 2008, as disclosed in the Bassett Proxy Statement.

          Bassett announced that the record date for determining those stockholders who are entitled to vote at the Annual Meeting is March 3, 2008.  Bassett’s principal executive offices are located at 3525 Fairystone Park Highway, Bassett, Virginia 24055.

Background for Our Solicitation

          At the end of December 2007, we tried to contact Robert Spilman, Jr., Bassett’s Chief Executive Officer and President, and Paul Fulton, Bassett’s Chairman of the Board, to discuss the Costa Brava Nominees and strategies for maximizing shareholder value. Neither Mr. Spilman nor Mr. Fulton returned our calls.

          We believe Bassett’s board of directors should put a plan in place to reduce the capital needs of Bassett’s furniture business and to maximize the value of Bassett’s investment and real estate assets. To that end, on January 18, 2008, we delivered a letter to Bassett announcing our intent to nominate the Costa Brava Nominees to Bassett’s board of directors for election at the Annual Meeting.

          On January 29, 2008, Bassett filed a complaint in the Circuit Court of the County of Henry, Virginia in an attempt to prevent the Costa Brava Nominees from standing for election to Bassett’s board of directors. If Bassett is successful, you will not be able to exercise your right to vote for alternative directors. Bassett’s complaint, however, was based on a technicality which, even if appropriate at the time, has since been remedied.

          Basset’s complaint alleges that our nomination letter was defective because we were not a “holder of record” at the time we sent the letter. This is because, like most shareholders of public companies, we held our shares with a brokerage firm rather than holding an actual stock certificate. We now hold a stock certificate for some of our shares, but we think you will agree that whether a shareholder holds his or her shares with a brokerage firm or in certificated form is a distinction without a difference. Nevertheless, Bassett is trying to use this technicality to shut us out of the nomination process.

          Bassett’s complaint named as defendants Costa Brava, Roark, Rearden & Hamot Capital Management, LLC, Roark Rearden & Hamot, LLC and Costa Brava Nominee Seth W. Hamot (together, the “Defendants”). The Defendants answered the complaint and filed affirmative defenses on February 22, 2008. Costa Brava Nominee Andrew R. Siegel is an affiliate of the Defendants.

          As of the date of the mailing of the Notice of Internet Availability of Proxy Materials, [the Court has not resolved the issues raised by the respective parties, and no further motion seeking a ruling on the issues raised in the complaint has been filed.]

          Due to the uncertainty surrounding the timing and ultimate disposition of the litigation, we determined to proceed with this solicitation to give Bassett’s stockholders a choice.

Participants in Solicitation of Proxies

          The following persons are or may be deemed to be participants in the solicitation by Costa Brava with respect to the Annual Meeting, as the term “participant” is defined in the proxy rules promulgated by the Securities and Exchange Commission (each, a “Participant” and collectively, the “Participants”):  Costa Brava Partnership III L.P., Roark, Rearden & Hamot, LLC, its general partner, Roark, Rearden & Hamot Capital Management, LLC, its investment manager, and each of the Costa Brava Nominees, namely David S. Brody, Neil Chelo, Eugene I. Davis, Seth W. Hamot, Kent F. Heyman, Peter Hirsch and Andrew R. Siegel.

          The principal business of Costa Brava Partnership III L.P., a Delaware limited partnership, is to make investments in, buy, sell, hold, pledge and assign securities.  Mr. Seth W. Hamot is the president of Roark, Rearden & Hamot, LLC, which is the general partner of Costa Brava.  Roark, Rearden & Hamot Capital Management, LLC is the investment manager to Costa Brava.  Information regarding the Costa Brava Nominees may be found below under “Election of Directors – The Costa Brava Nominees.”  The business addresses and ownership of Bassett securities with respect to each of the Participants is provided in Exhibit A hereto.

          Except as set forth in this Proxy Statement, none of the Participants (i) is, or was within the past year, a party to any contract, arrangement or understanding with any persons with respect to any securities of Bassett, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantee of profit, division of losses or profits, or the giving or withholding of proxies, or (ii) has any arrangement or understanding with any person (A) with respect to any future employment by Bassett or its affiliates or (B) with respect to any future transactions to which Bassett or any of its affiliates may be a party.

Proposal One - Election of Directors

          Bassett’s Board of Directors is currently composed of nine (9) directors.  Directors elected at the Annual Meeting will be elected to serve, subject to the provisions of the Company’s bylaws, until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

          We are seeking your support for the election of seven candidates whom Costa Brava has nominated for election as directors at the Annual Meeting. WE STRONGLY RECOMMEND A VOTE FOR EACH OF THE COSTA BRAVA NOMINEES:

David S. Brody
Neil Chelo
Eugene I. Davis

Seth W. Hamot
Kent F. Heyman
Peter Hirsch
Andrew R. Siegel

          The Costa Brava Nominees have extensive experience in private and public investment, corporate governance and business management.

The Costa Brava Nominees

          Each Costa Brava Nominee has consented in writing to being named as a nominee for election as a director in the proxy materials to be used in connection with the Annual Meeting and, if elected, has consented to serving as a director.  We are unaware of any reason why any Costa Brava Nominee, if elected, would be unable to serve as a director.  If for any reason any Costa Brava Nominee is unable or declines to serve, the proxies solicited by Costa Brava will be voted for any substitute nominee who shall be designated by Costa Brava to fill the vacancy.

          Each Costa Brava Nominee has furnished Costa Brava with information concerning his principal occupation for the preceding five-year period, business addresses and other matters.  None of the Costa Brava Nominees has ever served as an officer, director or employee of Bassett.

          Except as disclosed in this Proxy Statement, (a) there are no arrangements or understandings between any Costa Brava Nominee and any other person pursuant to which such Costa Brava Nominee was selected as a nominee to serve as a director of Bassett or with respect to any future employment by Bassett or any future transactions to which Bassett or any of its affiliates will or may be a party and (b) no Costa Brava Nominee shall receive any form of compensation for serving in the capacity of director of Bassett, other than the compensation currently in place for outside directors of Bassett, all subject to required approvals and applicable law.

David S. Brody

          Mr. David S. Brody, age 45, is the Founder and Principal of Actionvest Companies, a group of Massachusetts-based real estate investment companies. Additionally, Mr. Brody has been a Principal in a Massachusetts-based legal practice specializing in real estate law since 1989. From 1987 to 1989, Mr. Brody was a legal associate at the Sherburne, Powers and Needham in Boston, Massachusetts.

          Mr. Brody graduated magna cum laude from Tufts University and received his Juris Doctorate from Georgetown University Law Center.

Neil Chelo

          Mr. Neil Chelo, age 36, since 2003 has held the positions of Senior Analyst and, most recently, Director of Research of Benchmark Plus Management, LLC and is responsible for, among other things, the hedging of over fifty investments within five fund of funds with $3 billion in invested capital. Prior to joining Benchmark, Mr. Chelo was employed by Rampart Investment Management Company. Mr. Chelo was a Portfolio Manager-Trader at Rampart from 1999 to 2003 and prior to that was an Assistant Portfolio Manager-Trader from 1997 to 1999 and an Investment Associate from 1996 to 1997. From 1993 to 1996 Mr. Chelo was a Trust Supervisor in the Securities Management Group of Mellon Trust.

          Mr. Chelo received his Bachelor of Science in Finance and his Master of Science in Finance from Bentley College. Additionally, Mr. Chelo has been awarded the Chartered Financial Analysts (CFA), Chartered Alternative Investment Analyst (CAIA) and Financial Risk Manager (FRM) designations.

Eugene I. Davis

          Mr. Eugene Davis, age 53, is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in sectors such as telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. Mr. Davis is the Chairman of the Board of Directors of Atlas Air Worldwide Holdings, Inc. (NYSE: AAWW) and a member of that company’s audit committee, compensation committee, and nominating and governance committee. Mr. Davis is also a member of the Board of Directors of American Commercial Lines Inc. (NYSE: ACLI), Knology, Inc. (NYSE: KNOL), Silicon Graphics Inc. (NYSE: SGIC) and Delta Air Lines, Inc. (NYSE: DAL). Mr. Davis is also the Chairman of the Board of Directors of Foamex, Inc.

          Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law.

Seth W. Hamot

          Mr. Hamot, age 46, has been, since 1997, the Managing Member of Roark, Rearden & Hamot Capital Management, LLC (“RRHCM”) and the owner of its corporate predecessor Roark, Rearden & Hamot, Inc. RRHCM is the investment manager to Costa Brava. Mr. Hamot is also the President of Roark, Rearden & Hamot, LLC, the general partner of Costa Brava. Prior to 1997, Mr. Hamot was one of the partners of the Actionvest entities. Mr. Hamot is currently a director of CCA Industries Inc. (AMEX: CAW) and Telos Corporation (OTC: TLSRP).

          Mr. Hamot graduated cum laude with a degree in Economics from Princeton University.

Kent F. Heyman

          Mr. Kent F. Heyman, age 51, has been the Chairman of the Board and Chief Executive Officer of Migo Software, Inc. (OTC: MIGO), a publicly-traded provider of mobile computing software, since September 2006 and January 2006, respectively. Mr. Heyman was the Chief Executive Officer of ServiceWare Technologies, Inc., a provider of customer relationship management software applications that is now known as Knova Software, Inc. (OTC: KNVS), from September 2001 to February 2006, and he served as that company’s non-executive Chairman until March 2007, when it was sold to Consona Corporation. Prior to joining ServiceWare, Mr. Heyman was a founding officer and General Counsel to MPower Communications, Inc., a competitive telecommunications provider. Mr. Heyman is currently a director of TechTeam Global Inc. (NASDAQ: TEAM) and serves as the chairman of that company’s compensation committee and a member of its governance committee.

          Mr. Heyman received his bachelor’s degree, with honors, from California State University, Fresno and received his Juris Doctorate from the University of the Pacific, McGeorge School of Law.

Peter Hirsch

          Mr. Peter Hirsch, age 47, is presently the Chief Executive Officer and Chief Investment Officer of Hirsch Partners, a multi-strategy asset management company with over $50 million in assets under management. From 2002 to 2007 Mr. Hirsch was the founding partner and Chief Investment Officer of Archeus Capital Management, a multi-strategy hedge fund that had approximately $3 billion in assets under management. From 1998 to 2001 Mr. Hirsch was employed at Citigroup where he was the Global Head of Developed Government Bond Trading and FI Derivative Trading from 1998 to 2000 and the Global Co-Head of Developed Bond Trading, FI Derivative Trading and FI Derivative Capital Markets Sales from 2000 to 2001. Prior to joining Citigroup, Mr. Hirsch was a Managing Director at Solomon Brothers where he was most recently head of U.S. Government Trading, U.S. Derivatives Trading and U.S. Repurchase Trading and a member of the Solomon Brothers Management Committee.

          Mr. Hirsch graduated with a degree in Economics from the University of Chicago and has a Masters in Business Administration, also from the University of Chicago.

Andrew R. Siegel

          Mr. Andrew R. Siegel, age 39, has been a Senior Vice President of Roark, Rearden & Hamot Capital Management, LLC, the investment manager to Costa Brava, since 2005. From 2003 to 2004, Mr. Siegel was a member of DebtTraders, Ltd. Mr. Siegel is currently a director of TechTeam Global Inc. (NASDAQ: TEAM) and serves as a member of that company’s audit committee. Mr. Siegel is also a director of Telos Corporation (OTC: TLSRP).

          Mr. Siegel graduated with a degree in International Relations from American University and received a masters degree in Business from the University of Maryland.

Common Stock Ownership / Option Transactions of the Participants

          As of the record date, the Participants collectively reported beneficial ownership of 605,293 shares of Common Stock, or approximately 5.1% of the outstanding Common Stock of Bassett.  The beneficial ownership of each Costa Brava Nominee and each other Participant in this proxy solicitation is set forth as of March 3, 2008 in Exhibit A hereto.  For information regarding all Bassett securities purchased or sold by the Participants in the last two years, see Exhibit B attached hereto.

Additional Information Regarding the Costa Brava Nominees

          Costa Brava intends to enter into an indemnification agreement with each Costa Brava Nominee (the “Indemnification Agreements”).  The Indemnification Agreements provide that Costa Brava will indemnify each Costa Brava Nominee from and against any losses incurred by any Costa Brava Nominee arising from such Costa Brava Nominee’s role as a nominee, with certain exceptions.

          Costa Brava will pay each of Messrs. Brody, Davis, Heyman and Hirsch $25,000 in consideration of their agreement to stand as nominees for election to the Board of Directors at the Annual Meeting.

          Except as set forth in this Proxy Statement, (i) no Costa Brava Nominee has any family relationships with any executive officer or director of Bassett or each other, (ii) no Costa Brava Nominee is in any legal proceedings in which he is adverse to Bassett, (iii) no Costa Brava Nominee has a material interest adverse to Bassett, (iv) there have been no transactions between any of the Costa Brava Nominees or their immediate families and Bassett or any of its subsidiaries since the beginning of Bassett’s last fiscal year and (v) no Costa Brava Nominee has been indebted to Bassett or any of its subsidiaries since the beginning of Bassett’s last fiscal year.

Proposal Two – Reimbursement of Expenses

          We submit to the stockholders a proposal to authorize Bassett, if any of the Costa Brava Nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava Nominees in undertaking this solicitation and related litigation described herein.

Supporting Statement from Costa Brava

          In nominating David S. Brody, Neil Chelo, Eugene I. Davis, Seth W. Hamot, Kent F. Heyman, Peter Hirsch and Andrew R. Siegel as candidates for election by the holders of Common Stock, we believe we have brought to our fellow stockholders seven highly qualified, independent individuals with significant business experience and expertise.

          Costa Brava and the Costa Brava Nominees have incurred significant fees and expenses in undertaking this solicitation, as well as in connection with the related litigation described in this Proxy Statement under “Background for Our Solicitation.” The solicitation costs are described below in the section entitled “Solicitation.” We respectfully request that you authorize Bassett, if any of the Costa Brava Nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava Nominees in undertaking this solicitation, as well as related litigation described in this Proxy Statement under “Background for Our Solicitation” and $100,000 paid to certain of the nominees in connection with their agreement to serve as Costa Brava Nominees.

          WE RECOMMEND A VOTE FOR PROPOSAL 2.

Proposal Three – Ratification of Selection of Independent Public Accountants

          According to the Bassett Proxy Statement, the Audit Committee of the Board of Directors has selected Ernst & Young LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending November 29, 2008 and this selection is being presented to the stockholders for their ratification at the Annual Meeting.

          WE RECOMMEND A VOTE FOR PROPOSAL 3.

Other Matters

          As of the date of this Proxy Statement, we are not aware of any other matter that will be presented for consideration at the Annual Meeting. Should other matters properly come before the Annual Meeting, any proxy granted in this solicitation will give the persons named as proxies therein discretionary authority to vote on all such matters and on all matters incident to the conduct of the Annual Meeting. Such discretionary authority will include the ability to vote shares on any proposal to adjourn the Annual Meeting.

Additional Information

          We have omitted from this Proxy Statement certain disclosure that is already included in the Bassett Proxy Statement. The Bassett Proxy Statement sets forth information regarding, among other things, (i) the beneficial ownership of securities of Bassett by (A) any person known to Bassett to beneficially own more than 5% of the Common Stock of Bassett; (B) each nominee for director and each executive officer of Bassett; and (C) all directors and executive officers of Bassett as a group; (ii) Bassett’s corporate governance; (iii) Bassett’s directors and management, including information relating to management compensation and (iv) information on audit services and fees of the Company’s independent public accountants. Stockholders should refer to the Bassett Proxy Statement in order to review this disclosure.

Stockholder Nominations and Proposals for the 2009 Annual Meeting

          As set forth in the Bassett Proxy Statement, stockholder proposals must be received by the Company no later than November 10, 2008, in order for the proposal to be included in the proxy statement and form of proxy for the 2009 Annual Meeting of Stockholders. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Such proposals should be sent to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

          The Company’s Bylaws prescribe the procedures that a stockholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting). The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a stockholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to the Company’s Bylaws, a copy of which may be obtained, without charge, upon written request to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

           A stockholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder’s notice must be received not later than January 15, 2009, for nominations to be made at the 2009 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and each person whom the stockholder wishes to nominate for election as a director. The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Company, if elected.

          A stockholder who desires to bring any other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting) must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder’s notice must be received not later than November 6, 2008 for business to be acted upon at the 2009 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and the business proposed to be brought before the meeting.

          With respect to stockholder proposals not included in the Company’s proxy statement for the 2009 Annual Meeting, the persons named in the Board of Directors’ proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, including with respect to proposals received by the Company after November 6, 2008.

          The information set forth above regarding the procedures for submitting stockholder nominations and proposals for consideration at the Company’s 2009 annual meeting of stockholders is based on information contained in the Bassett Proxy Statement. The incorporation of this information in this Proxy Statement should not be construed as an admission by us that such procedures are legal, valid or binding.

Voting Procedures

          According to the Bassett Proxy Statement, as of the record date, March 3, 2008, Bassett had 11,812,740 shares of Common Stock outstanding.

          You may vote by proxy:

•	By Internet—You may vote over the internet at www.proxyvote.com using the control number appearing on the Notice of Internet Availability of Proxy Materials sent to you.

•	By Mail—To receive a paper proxy card, you must request a copy from us. Following receipt, you may sign, date and mail the proxy card to us in the envelope provided.

          If you vote by proxy, the individuals named on the proxy card (the “proxy holders”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted FOR ALL of the Costa Brava Nominees, to withhold authority for all or to withhold authority for any individual Costa Brava Nominee and whether your shares should be voted for or against each of the other proposals. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

•	FOR the election of the Costa Brava Nominees as directors;

•

FOR authorizing the Company, if any of the Costa Brava Nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava Nominees in undertaking this solicitation and related litigation described in the Proxy Statement; and

•	FOR the ratification of the selection of Ernst & Young LLP as independent public accountants for the fiscal year ending November 29, 2008.

          With respect to other matters that may properly come before the Annual Meeting, or at any postponement or adjournment thereof, the proxy holders will vote the shares they have been authorized to represent in accordance with their discretion. To the extent that other matters properly come before the Annual Meeting that do not fall within the proxy holders’ voting discretion, the proxy holders may not vote the shares they have been authorized to represent on such matters. To the extent that approval of such matters requires the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon that are present at the Annual Meeting, the effect of shares not voted would be the same as a vote against the proposal.

          If you are the beneficial owner of shares held through a broker or other nominee, your broker or nominee should provide you with information regarding the methods by which you can direct your broker or nominee to vote your shares. Your broker or nominee might send you, for example, a voting instruction card to be completed, signed, dated and returned to your broker or nominee by a date in advance of the meeting, and/or information on how to communicate your voting instructions to your broker or nominee by telephone or over the Internet.

          We encourage you to vote by proxy even if you plan to attend the Annual Meeting. In this way, your shares will be voted if you are unable to attend the Annual Meeting.

          If you have any questions or require any assistance in voting by proxy, please call our proxy solicitor, InvestorCom, Inc., at 866-973-9325 (toll free) or 203-972-9300 (collect).

Quorum Requirement

          Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting, or

•	has properly voted by proxy.

          According to Bassett’s publicly available by-laws, a majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, must be present at the meeting in order to hold the Annual Meeting and conduct business.

Consequences of Not Returning Your Proxy

          If your shares are held in your name, you must vote by proxy (or attend the Annual Meeting in person) in order to vote on the proposals.

          If you are the beneficial owner of shares held though a broker or other nominee, we encourage you to provide instructions to your brokerage firm or nominee to vote your shares by proxy for the Costa Brava Nominees. This ensures that your shares will be voted at the Annual Meeting.

Required Vote

          Each share of Common Stock is entitled to one vote. If a quorum is present, directors will be elected by a plurality of the votes cast and action on other matters submitted to the stockholders will be approved if the votes cast in favor of the action exceed the votes cast opposing the action, unless the Company’s Articles of Incorporation or the Virginia Stock Corporation Act requires a greater number of votes. An abstention or an election by a stockholder not to vote on the action because of the failure to receive voting instructions from the beneficial owner of the shares will not be considered a vote cast. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.

Appraisal Rights

          None of the corporate actions identified in this Proxy Statement or the Bassett Proxy Statement will trigger any appraisal rights for Bassett stockholders under the Virginia Stock Corporation Act.

Solicitation

          These proxies are being solicited by Costa Brava and the Costa Brava Nominees. Copies of solicitation material will be furnished without charge to banks, brokerage houses, fiduciaries and custodians holding in their name shares of Common Stock beneficially owned by others to forward to such beneficial owners. As part of the solicitation, the Participants may communicate with stockholders of Bassett by mail, courier services, Internet, advertising, telephone, facsimile or in person. Other than as disclosed in this Proxy Statement, Costa Brava and the Costa Brava Nominees will receive no additional compensation for their solicitation efforts. In addition, Costa Brava has retained InvestorCom, Inc. (“InvestorCom”) to solicit proxies, and Costa Brava will pay a fee for those services, which is estimated to be up to $85,000. InvestorCom anticipates that it will use approximately persons in its solicitation efforts.

          Costa Brava will initially bear the entire cost of this solicitation. Although no precise estimate can be made at the present time, we currently estimate that the total expenditures relating to this proxy solicitation incurred by Costa Brava and the Costa Brava Nominees will be approximately $300,000, of which approximately $        has been spent to date, including approximately $        relating to litigation in which Costa Brava is a party as described under “Background for Our Solicitation” and $100,000 paid to our nominees in connection with their agreement to serve as Costa Brava Nominees. In Proposal Two of this Proxy Statement, Costa Brava is seeking approval of the Company’s stockholders to authorize the Company, if any of the Costa Brava Nominees are elected to the Board of Directors, to reimburse all expenses of Costa Brava and the Costa Brava Nominees incurred in connection with the nomination of the Costa Brava Nominees and this solicitation.

Additional Information

          The information concerning Bassett contained in this Proxy Statement has been taken from, or is based upon, publicly available information. Although we do not have any information that would indicate that any information contained in this Proxy Statement concerning Bassett is inaccurate or incomplete, we do not take responsibility for the accuracy or completeness of such information. With respect to each of the Costa Brava Nominees, any representation contained herein relating to the immediate family of such Costa Brava Nominee is made only to the extent of his knowledge.

          Bassett files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov.

          Costa Brava has filed a Schedule 13D with the SEC, which relates, in part, to the matters described herein and may be accessed from the SEC’s website free of charge.

March ___, 2008

Exhibit A

INFORMATION ABOUT THE PARTICIPANTS
IN THIS SOLICITATION OF PROXIES

          The following table sets forth information regarding the ownership of the Company’s Common Stock as of the date of this Proxy Statement by the Participants. No shares of Common Stock are owned by any Participant of record but not beneficially.

Name and Business Address	Number of Shares of Common Stock Directly Owned (1)	Number of Shares of Common Stock Beneficially Owned		Percent of Class Beneficially Owned (2)

Costa Brava Partnership III L.P. 420 Boylston Street Boston, MA 02116	605,923	605,923		5.13%

Roark, Rearden & Hamot, LLC (3) 420 Boylston Street Boston, MA 02116	0	605,923		5.13%

Roark, Rearden & Hamot Capital Management, LLC (4) 420 Boylston Street Boston, MA 02116	0	0		—

David S. Brody 56 Lake Shore Drive North Westford, MA 01886	0		(5)

Neil Chelo c/o Benchmark Plus Management, LLC 820 A Street, Suite 700 Tacoma, WA 98402	0	0		—

Eugene I. Davis c/o PIRINATE Consulting Group, LLC 5 Canoe Brook Drive Livingston, NJ 07039	0	0		—

Seth W. Hamot c/o Roark, Rearden & Hamot Capital Management, LLC 420 Boylston Street Boston, MA 02116	0	605,923	(6)	5.13%

Kent F. Heyman c/o Migo Software, Inc. 555 Twin Dolphin Drive, Suite 650 Redwood City, CA 94065	0	0		—

Peter Hirsch 5 Half Moon Lane Sands Point, NY 11050	0	0		—

Andrew R. Siegel c/o Costa Brava Partnership III L.P. 237 Park Avenue, Suite 900 New York, NY 10017	0	0		—

(1) Except as otherwise indicated, all shares are held with sole voting and disposition rights.

(2) The percentage of ownership is based upon 11,812,740 shares of Common Stock reported outstanding as of March 3, 2008 in the Bassett Proxy Statement.

(3) Roark, Rearden & Hamot, LLC (“RRH”) is the general partner of Costa Brava Partnership III L.P.

(4) Roark, Rearden & Hamot Capital Management, LLC is the investment manager to Costa Brava Partnership III L.P.

(5) Mr. Brody may be deemed to beneficially own, indirectly, (x) shares of Common Stock that are owned by his wife and (y) shares of Common Stock that are owned by his children.

(6) Mr. Hamot, as the President of RRH, may control its voting and investment decisions and thus may be deemed to have beneficial ownership of the 605,923 shares held by Costa Brava.

Exhibit B

TRANSACTIONS WITHIN THE PAST TWO YEARS BY THE PARTICIPANTS
IN THIS SOLICITATION OF PROXIES

          The Participants have made the following purchases and sales of Bassett’s securities in the past two years:

          During the past two years, Costa Brava purchased the following shares of Common Stock of the Company:

Transaction	Date	Shares	Price ($)
Open Market	December 26, 2007	50,000.00	$8.73
Open Market	December 27, 2007	43,848.00	$8.82
Open Market	December 28, 2007	7,038.00	$9.00
Open Market	December 31, 2007	37,469.00	$9.21
Open Market	January 2, 2008	23,000.00	$9.77
Open Market	January 3, 2008	24,765.00	$9.98
Open Market	January 4, 2008	13,912.00	$9.69
Open Market	January 7, 2008	24,615.00	$9.86
Open Market	January 7, 2008	3,200.00	$9.94
Open Market	January 8, 2008	19,000.00	$9.92
Open Market	January 8, 2008	18,760.00	$10.21
Open Market	January 9, 2008	14,112.00	$10.28
Open Market	January 9, 2008	11,200.00	$10.20
Open Market	January 10, 2008	38,232.00	$10.21
Open Market	January 10, 2008	9,500.00	$10.20
Open Market	January 11, 2008	20,594.00	$10.34
Open Market	January 14, 2008	10,110.00	$10.71
Open Market	January 15, 2008	19,444.00	$10.96
Open Market	January 16, 2008	138,100.00	$10.94
Open Market	January 16, 2008	25,024.00	$11.48
Open Market	January 17, 2008	54,000.00	$10.82
TOTAL		605,923.00

          Costa Brava used available equity and the proceeds of margin loans to make these purchases and, in accordance with Regulation T of the Federal Reserve Board, borrowed no more than 50% of the purchase price of the shares.

          Costa Brava has made no sales of the Company’s Common Stock as of the date of this Proxy Statement.

          Except as disclosed above, none of the Participants has had any transactions in the Company’s Common Stock within the past two years.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your Notice of Internet Availability in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL (If you have requested a paper proxy card)

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Costa Brava Partnership III L.P., c/o InvestorCom, Inc., 51 Locust Avenue, 3rd floor, New Canaan, CT 06840.

BASSETT FURNITURE INDUSTRIES, INCORPORATED
2008 ANNUAL MEETING OF STOCKHOLDERS

PROXY

THIS PROXY IS SOLICITED BY COSTA BRAVA PARTNERSHIP III L.P.
AND NOT BY THE BOARD OF DIRECTORS OF BASSETT FURNITURE INDUSTRIES,
INCORPORATED

          The undersigned stockholder of Bassett Furniture Industries, Incorporated (the “Company”) hereby appoints Seth W. Hamot, Andrew R. Siegel and Jeffrey R. Katz or any of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all shares of common stock, par value $5.00 per share (the “Common Stock”) of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Stockholders, which the Company has announced will be held at the Company’s headquarters, 3525 Fairystone Park Highway, Bassett, Virginia 24055, on Tuesday, April 15, 2008, at 9:00 a.m., local time, and at any adjournment(s) and postponement(s) thereof.

          The undersigned hereby revokes any and all other proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE COSTA BRAVA NOMINEES LISTED ON THE REVERSE SIDE HEREOF OR IN ACCORDANCE WITH THE PROXIES’ DISCRETION TO VOTE FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND VOTED FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

PLEASE RETURN THIS PROXY CARD
USING THE ENCLOSED POSTAGE-PAID ENVELOPE

PROPOSAL ONE – ELECTION OF DIRECTORS

          We recommend a vote FOR the election of David S. Brody, Neil Chelo, Eugene I. Davis, Seth W. Hamot, Kent F. Heyman, Peter Hirsch and Andrew R. Siegel as Directors to the Company’s Board of Directors.

          To elect seven directors to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until the election and qualification of each of his successor.

THE COSTA BRAVA NOMINEES ARE:

David S. Brody Neil Chelo Eugene I. Davis Seth W. Hamot Kent F. Heyman Peter Hirsch Andrew R. Siegel

FOR ALL nominees listed above	WITHHOLD AUTHORITY to vote for all nominees listed above	FOR ALL EXCEPT (indicate exceptions below)
☐	☐	☐

(AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) MAY BE WITHHELD BY STRIKING OUT THE NAME(S) OF SUCH NOMINEE(S) ABOVE OR BY WRITING EACH SUCH NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

          WE RECOMMEND A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL TWO — REIMBURSEMENT OF EXPENSES

To authorize the Company, if any of the Costa Brava Nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava Nominees in undertaking this solicitation, including those incurred in connection with the nomination of the Costa Brava Nominees and the costs associated with the related litigation described in the Proxy Statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL THREE — RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

To ratify the selection of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending November 29, 2008

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please check this box if you plan to attend the Annual Meeting. ☐

Dated: _____________________

Signature

Signature (joint owners)

Printed Name: _____________________________

Title: _____________________________

Please sign exactly as your name appears hereon. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.